EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
DECLARES A $0.15/SHARE QUARTERLY DIVIDEND
     (Fort Smith, Arkansas, July 24, 2007) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of fifteen cents ($0.15) per share to holders of record of its Common Stock $0.01 par value (Nasdaq: ABFS) on August 7, 2007, payable on August 21, 2007.
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at www.arkbest.com and www.abf.com.
Contact: Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer
               Telephone: (479) 785-6281
Mr. David Humphrey, Director of Investor Relations
               Telephone: (479) 785-6200
END OF RELEASE